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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF NACCO INDUSTRIES, INC.

         As of the date of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of NACCO Industries, Inc. were as follows:

NAME                                                           INCORPORATION
----                                                           -------------
Bellaire Corporation                                           Ohio
The Coteau Properties Company                                  Ohio
The Falkirk Mining Company                                     Ohio
Hamilton Beach/Proctor-Silex, Inc.                             Delaware
Hamilton Beach/Proctor-Silex de Mexico, S.A. de C.V.           Mexico
Housewares Holding Company                                     Delaware
HB-PS Holding Company, Inc.                                    Delaware
Hyster-Yale Materials Handling, Inc.                           Delaware
The Kitchen Collection, Inc.                                   Delaware
Mississippi Lignite Mining Company                             Texas
NACCO Materials Handling Group, Inc.                           Delaware
NACCO Materials Handling Group, Ltd.                           England
NACCO Materials Handling Group, Pty., Ltd.                     Australia
NACCO Materials Handling, B.V.                                 Netherlands
NACCO Materials Handling, S.r.l.                               Italy
NACCO Materials Handling Limited                               England
NMH Holding, B.V.                                              Netherlands
NMHG Distribution B.V.                                         Netherlands
NMHG Distribution Co.                                          Delaware
NHMG Distribution Pty. Limited                                 Australia
NMHG Holding Co.                                               Delaware
NMHG Mexico S.A. de C.V.                                       Mexico
The North American Coal Corporation                            Delaware
North American Coal Royalty Company                            Delaware
Oxbow Property Company L.L.C.                                  Louisiana
Phillips Coal Land Management Corp.                            Nevada
Powhatan Corporation                                           Delaware
Proctor-Silex Canada, Inc.                                     Ontario (Canada)
Proctor-Silex, S.A. de C.V.                                    Mexico
Red Hills Property Company L.L.C.                              Mississippi
Red River Mining Company                                       Texas
The Sabine Mining Company                                      Nevada

The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.